UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2026

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

(913) 213-2000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 below is incorporated herein by reference. The issuance of the Shares (as defined herein) to the Selling Stockholders (as defined herein) was exempt under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 8.01	Other Events.

On March 23, 2026, AMC Entertainment Holdings, Inc. (the “Company”) filed a prospectus supplement (the “Prospectus Supplement”) to its effective shelf registration statement on Form S-3 (File No. 333-293291) registering the resale by the selling stockholders named therein (the “Selling Stockholders”) of up to 15,378,194 shares (the “Shares”) of Class A common stock, $0.01 par value per share, under the Securities Act. The Company will not receive any proceeds from the sale of the Shares. As previously disclosed, the Shares were issued to the Selling Stockholders on March 23, 2026 as consent fees for certain amendments to the indentures governing Muvico, LLC’s 6.00%/8.00% Cash/PIK Toggle Senior Secured Exchangeable Notes due 2030 and Senior Secured Exchangeable Notes due 2030, as applicable.

A copy of the opinion regarding the validity of the Shares is filed with this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
5.1	Opinion of Weil, Gotshal & Manges LLP.
23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: March 23, 2026	By:	/s/ Edwin F. Gladbach
Name: Edwin F. Gladbach
Title: Senior Vice President, General Counsel and Secretary

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